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                                                                    EXHIBIT 19.2

                           VIBRO-TECH INDUSTRIES, INC.
               INSTRUMENT OF PROXY FOR THE ANNUAL GENERAL MEETING
                   To be held on Wednesday, December 15, 1999

I, ______________________________________________, the undersigned, a shareholder of VIBRO-TECH INDUSTRIES, INC. (the "Company"), hereby appoint Boo Jock Chong, president and a director of the Company, or failing him, Gary MacDonald, secretary of the Company, or instead of either of the foregoing, __________________________ as my proxy, to vote for me at the annual general meeting of the Company to be held on Wednesday, December 15, 1999 and at any adjournment, and to vote the shares of the Company registered in the name of the undersigned with respect to the matters set forth below.

1. to appoint Jorgensson Telford and Sadovnick, P.L.L.C. as auditors for the ensuing year and to authorize the board of directors to fix their remuneration:

         IN FAVOUR _________WITHHOLD_________

2. to elect members of the board of directors for the ensuing year as follows:

                                            IN FAVOUR         WITHHOLD

         BOO JOCK CHONG                     _________         _________
         WILLIAM CHOW                       _________         _________
         RICK LUI                           _________         _________
         JOE CHUNG                          _________         _________
         PHAIK SIM TAN                      _________         _________

3. to consider, and, if thought advisable, approve by ordinary resolution the reservation of the number of shares that is 20 percent of the outstanding shares from time to time for the grant of directors', employees' and consultants' stock options on terms and conditions to be determined by the directors;

         IN FAVOUR _________ AGAINST_________

4. in his or her discretion, to vote upon amendments to, or variations of, matters identified in the notice of meeting and upon such other business as may properly come before the meeting.

         DISCRETION GRANTED ________ DISCRETION WITHHELD ________

THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SECURITY HOLDER ON ANY BALLOT THAT MAY BE HELD AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON BY MARKING AN "X" IN THE SPACES PROVIDED FOR THAT PURPOSE, THE SECURITIES WILL BE VOTED ACCORDINGLY. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE. WITH RESPECT TO ANY AMENDMENTS OR VARIATIONS IN ANY OF THE PROPOSALS SET OUT ABOVE OR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED BY THE NOMINEE HEREBY APPOINTED AS HE OR SHE IN HIS OR HER SOLE DISCRETION SEES FIT.

       THE TEXT OF THIS PROXY CONTINUES ON THE REVERSE SIDE OF THIS PAGE. SHAREHOLDERS GRANTING A PROXY MUST SIGN THE REVERSE SIDE OF THIS PAGE.

The undersigned hereby revokes any instrument of proxy previously given with reference to the meeting or any adjournment and acknowledges receipt of the notice of annual general meeting and the information circular furnished therewith dated as at November 1, 1999.

PLEASE DATE THIS PROXY AND SIGN AS YOUR NAME APPEARS HEREIN.


------------------------------          ----------------------------------------
Signature                                Name (Please Print)

------------------------------          ----------------------------------------
Date (If no date inserted, proxy        Address
is deemed to be dated December 1,
1999)                                   ----------------------------------------


(Name and Address as registered - Please notify the Company of any change in your address).

NOTES:

1. SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON WHO NEED NOT BE A SHAREHOLDER TO REPRESENT THEM AT THE MEETING. If a shareholder desires to designate as proxy holder a person other than the management nominees, the shareholder should strike out the names of the management nominees and insert in the space provided the name of the person the shareholder desires to designate as proxy.

2. The instrument of proxy, to be valid, must be dated and signed by the shareholder or the shareholder's attorney authorized in writing, or, where a shareholder is a corporation, by a duly authorized officer or attorney of the corporation. If the proxy is executed by an attorney for an individual shareholder or by an officer or attorney of a corporate shareholder, the instrument so empowering the officer or the attorney, as the case may be, or a notarial copy thereof must accompany the proxy instrument.

3. The instrument of proxy, to be effective, must be deposited at Suite 201-11240 Bridgeport Road, Richmond, B.C. Canada V6X IT2, at least 48 hours, excluding Saturdays and holidays, before the time of the meeting.

4. Shareholders wishing a copy of this material by email should contact the Company, Attention: Mr. Norman Wong at 604-278-3337, Fax: 604-278-2712, Email: bjchong@vibro-tech.com.